Exhibit 16.1

November 11, 2022

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

On November 11, 2022, we resigned as the independent registered public accounting firm of Resonate Blends, Inc.

We have read the statements of Resonate Blends, Inc. included under Item 4.01 on Form 8-K to be filed with the Securities and Exchange Commission. We agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC
Red Bank, NJ